As filed  with the  Securities  and  Exchange  Commission  on  August  31, 2000
                                                 Registration No. 333-________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MEDTOX SCIENTIFIC, INC.
                (Name of Registrant as specified in its Charter)

         Delaware                                          95-3863205
    (State or other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization)                     Identification Number)

                             Medtox Scientific, Inc.
                             402 West County Road D
                            St. Paul, Minnesota 55112
                                 (651) 636-7466
(Address and Telephone Number of Registrant's Principal Executive Offices)
-------------------------------------------------------------------------------
                             James B. Lockhart, CFO
                             Medtox Scientific, Inc.
                             402 West County Road D
                            St. Paul, Minnesota 55112
                                 (651) 636-7466

            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                             Robert R. Ribeiro, Esq.
                            Julius M. Davidson, Esq.
                            Fredrikson & Byron, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors and as Selling Shareholders shall determine.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this form to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         If this Form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

      Title of Each                                     Proposed Maximum          Proposed Maximum
      Class of Securities           Amount to be         Offering Price          Aggregate Offering           Amount of
      to be Registered              Registered             per Share (1)              Price (1)            Registration Fee

--------------------------- ------------------------ ------------------------ ------------------------- ----------------------
 Common Stock (par value          567,652 shares             $10.81                  $6,136,318              $1,620
     $0.15 per share)
--------------------------- ------------------------ ------------------------ ------------------------- ----------------------
 Common Stock (par value          649,230 shares             $12.50                  $8,115,375              $2,142
   $0.15 per share)
  underlying warrants
--------------------------- ------------------------ ------------------------ ------------------------- ----------------------
 Common Stock (par value          102,500 shares              $8.75                    $896,875                $237
  $0.15 per share)
  underlying options
--------------------------- ------------------------ ------------------------ ------------------------- ----------------------
          TOTAL                 1,319,382 shares                                    $15,148,568              $3,999

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
(2) Together with such number of indeterminate number of securities to be offered as a result of any judgment from stock splits, stock dividends, exercise price adjustments or similar events.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to aforesaid
Section 8(a), may determine.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                     SUBJECT TO COMPLETION, August 31, 2000

                                   PROSPECTUS

                             MEDTOX SCIENTIFIC, INC.

                        1,319,382 SHARES OF COMMON STOCK

         This Prospectus relates to the offer and sale of up to 1,319,382 shares of Common Stock (the "Shares"), par value $.15 per share, of Medtox Scientific, Inc., a Delaware corporation (the "Company" or "Medtox"), that may be offered and sold from time to time by the shareholders described herein under "Selling Shareholders." These Shares include 649,230 shares underlying warrants held by the Selling Shareholders and 102,500 shares underlying options held by the Selling Shareholders. The Selling Shareholders may offer their Shares from time to time through or to brokers or dealers on the American Stock Exchange at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the Selling Shareholders. The Company will not receive any proceeds from the sale of Shares by the Selling Shareholders. See "How the Shares May Be Distributed."

         The  Company  will bear all  expenses  of the  offering  (estimated  at
$18,999),   except  that  the  Selling  Shareholders  will  pay  any  applicable underwriter's commissions and expenses, brokerage fees or transfer taxes.

         Medtox's Common Stock is traded on the American Stock Exchange under the symbol of "TOX." The closing sale price of the Medtox Common Stock on August 21, 2000 was $10.88 per share.

         The Common Shares offered by this Prospectus are speculative and involve a high degree of risk. See "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      The date of this Prospectus is August ___, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the public reference room at Judiciary Plaza Building, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The Securities and Exchange Commission maintains an internet site at http://www.sec.gov where information regarding issuers (including Medtox) may be found.

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (Registration No. 333-_______). The registration statement contains more information than this prospectus regarding Medtox and its common stock, including exhibits and schedules. You can get a copy of the registration statement at the address listed above or from the internet site.

         The Securities and Exchange Commission allows us to "incorporate" into this prospectus information we file with the Securities and Exchange Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares:

o        Annual Report on Form 10-K for the Year ended December 31, 1999

o Quarterly Reports on Form 10-Q for the Quarters ended March 31, 2000 and June 30, 2000

o        Registration Statement on Form 8-A describing the common stock

         You may request a copy of these documents, at no cost, by writing to:

                             MEDTOX Scientific, Inc.
                       Attention: Chief Financial Officer
                             402 West County Road D
                               St. Paul, MN 55112
                               Phone: 651.636.7466
                                Fax: 651.628.6102

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Medtox has not authorized anyone else to provide you with different information. Medtox is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                 COMPANY SUMMARY

     Medtox Scientific, Inc., a Delaware corporation, was organized in September, 1986 to succeed to the operations of a predecessor California corporation. Medtox Scientific, Inc. and its subsidiaries, Medtox Laboratories, Inc. and Medtox Diagnostics, Inc., are referred to in this document as the "Company." Medtox Laboratories, Inc. is a toxicology laboratory which provides forensic toxicology, clinical toxicology, and heavy metals analyses. Medtox Diagnostics, Inc. develops, manufactures and markets on-site diagnostic and screening tests which are used to detect substances in humans, foodstuffs, animals, feed and the environment.

                                  RISK FACTORS

         You should consider carefully the following risk factors, along with the other information contained in or incorporated by reference in this prospectus, in deciding whether to invest in our securities.

         1. We Have Accumulated a Deficit From Net Losses and Cannot Be Certain of Future Profitability. From June 1983 through December 31, 1999, the Company accumulated approximately $47 million in losses from operations. Although the Company earned money during 1997 and 1999, the Company could lose money in the future.

         2. We Have Incurred Debt to Finance Our Operations. On January 14, 1998, the Company entered into a Credit Security Agreement (the "Wells Fargo Credit Agreement") with Wells Fargo Business Credit. The Wells Fargo Credit Agreement, as amended, consists of (i) a term loan of $3,185,000, bearing interest at prime + 1.25%; (ii) an overadvance term loan of $1,350,000, bearing interest at prime + 4%; (iii) a revolving line of credit equal to the lesser of $6,000,000 or 85% of the Company's eligible trade accounts receivable, bearing interest at prime + 1%; and (iv) a note of up to $1,800,000, for the purchase of capital equipment bearing interest at prime + 1.25%.

                  As of June 30, 1999 the Company received $575,000 from selling subordinated debt. The notes require payment of the principal amount on December 31, 2001. Interest at 12% per annum is paid twice a year on June 30 and December 31.

                  There can be no assurance that the Company can operate profitably in the future. Losses could impair the Company's ability to pay its debts.

         3. The Company's Products Could Become Outdated. Modern biotechnology has changed and continues to change very quickly. The Company requires adequate financial resources in order to maintain a competitive position with respect to its technology and to continue to attract and retain qualified technical personnel. These financial resources may be unavailable. The Company focuses its research and development resources on those products which it believes will most quickly maximize revenue. There can be no guarantee that future technological developments will not cause the Company's existing or proposed products to become outdated.


         4. The Company Faces Intense Competition in Both of its Business Segments.

                  a. Laboratory Services. As of December 31, 1999, approximately 66 labs, including MEDTOX, were certified by the Department of Health and Human Services as having met the standards for Subpart C of Mandatory Guidelines for Federal Workplace Drug Testing Programs (59 FR 29916, 29925). Competitors and potential competitors include forensic testing units of large clinical laboratories and other independent laboratories, specialized laboratories, and in-house testing facilities maintained by hospitals.

                  Competitive factors include reliability and accuracy of tests, price structure, service, transportation and collection networks and the ability to establish relationships with hospitals, physicians, and users of drug abuse testing programs. It should be recognized, however, that many of the competitors and potential competitors have substantially greater financial and other resources than the Company.

                  The industry in which the Company competes is characterized by service issues including, turn-around time of reporting results, price, the quality and reliability of results, and an absence of patent or other proprietary protection. In addition, since tests performed by the Company are not protected by patents or other proprietary rights, any of these tests could be performed by competitors. However, there are proprietary assay protocols for the more specialized testing that are unique to the Company.

                  The Company's ability to successfully compete in the future and maintain its margins will be based on its ability to maintain its quality and customer service strength while maintaining efficiencies and low cost operations. There can be no assurance that price competitiveness will not increase in importance as a competitive factor in the laboratory testing business.

                  b. On-Site Diagnostic Tests. The diagnostics market has become highly competitive with respect to the price, quality and ease of use of various tests and is changing very quickly. The Company has designed its on-site tests as inexpensive, on-site tests for use by unskilled personnel, and has not tried to compete with laboratory-based systems. Many large companies with greater research and development, marketing, financial, and other capabilities, as well as government-funded institutions and smaller research firms, are engaged in research, development and marketing of diagnostic assays for application in the areas for which the Company produces its products.

                  The Company has experienced increased competition with respect to its immunoassay tests from systems and products developed by others, many of whom compete solely on price. Competing technologies, such as hair and saliva-based on-site tests, also compete with the Company's on-site tests. As the number of firms marketing diagnostic tests has grown, the Company has experienced increased price competition. A further increase in competition may have a material adverse effect on the business and future financial prospects of the Company.

         5. Protection of Our Patents and Proprietary Information Could be Inadequate. The Company holds nine issued United States patents. Eight of these patents generally form the basis for the EZ-SCREEN and one-step technologies. Additionally, the Company has one patent that relates to methods of using whole blood as a sample medium on its immunoassay devices. The Company also holds various patents in several foreign countries. The Company also holds two United States patents which it acquired in the acquisition of Granite Technological Enterprises, Inc. in 1986.

                  Of the eight U.S. patents mentioned above, which generally form the basis for the EZ-SCREEN and one-step technologies, one expires in 2000, one expires in 2004, five expire in 2007, and one expires in 2010. The patent which relates to the methods of using whole blood as a sample medium expires in 2012.

                  There can be no assurance that there will not be a challenge to the validity of the patents. If challenged, the Company might be required to spend significant funds to defend its patents, and there can be no assurance that the Company would be successful in any such action.

                  The Company holds twelve registered trade names and/or trademarks in reference to its products and corporate names. The trade names and/or trademarks of the Company range in duration from ten to twenty years with expiration dates from 2001 to 2008. Additionally, applications have been made for additional trade names.

                  The Company believes that the basic technologies required to produce antibodies are in the public domain and are not patentable. The Company intends to rely upon trade secret protection of certain proprietary information, rather than patents, where it believes disclosure could cause the Company to be vulnerable to competitors who could successfully copy the Company's production and manufacturing techniques and processes.

                  6. The Company's Business and Products are Subject to Extensive Government Regulation. The Company's products and services are subject to the regulations of a number of governmental agencies as listed below. The Company believes that it is currently in compliance with all the regulations and requirements of such regulatory authorities. The Company cannot predict whether future changes in governmental regulations might significantly increase compliance costs or adversely affect the time or cost required to develop and introduce new products. In addition, the Company's products are or may become subject to foreign regulations. Any failure by the Company to comply with government regulations or requirements could have a material adverse effect on the Company.

                  a. United States Food and Drug Administration (FDA). Certain tests that the Company markets for administration to humans must be cleared by the FDA through the 510(k) process prior to their marketing in the United States. The 510(k) process requires the submission of information and data to the FDA that demonstrates that the device the Company wishes to market is substantially equivalent to a device that is already being marketed. This data is generated by performing clinical studies comparing the results obtained using the Company's device to those obtained using an existing test product. Although no maximum statutory response time has been set for review of a 510(k) submission, as a matter of policy the FDA has attempted to complete review of 510(k) submissions within 90 days. To date, the Company has received 510(k) clearance for 11 different products and the average time for clearance was 72 days with a maximum of 141 days and a minimum of 20 days. There is no assurance that the Company will obtain FDA approval on a timely basis for future 510(k) submissions and failure to receive approval may have a material adverse effect on the Company's business, financial condition and operations.

                  As a registered manufacturer of FDA regulated products, the Company is subject to a variety of FDA regulations including the Good Manufacturing Practices ("GMP") regulations which define the conditions under which FDA regulated products are to be produced. These regulations are enforced by FDA and failure to comply with GMP or other FDA regulations can result in the delay of premarket product reviews, fines, civil penalties, recall, seizures, injunctions and criminal prosecution. If the Company fails to comply with the FDA's regulatory requirements, the Company would be subject to FDA enforcement activities which may have a material adverse effect on the Company's business, financial condition and operations.

                  b. Health Care Financing Administration (HCFA). The Clinical Laboratory Improvement Act (CLIA) introduced in 1992 requires that all in vitro diagnostic products be categorized as to level of complexity. A request for CLIA categorization of any new clinical laboratory test system must be made simultaneously with FDA 510(k) submission. The complexity category assigned to a laboratory test system may limit the number of laboratories qualified to use the test system thus impacting product sales. The in vitro diagnostic products manufactured and/or sold by the Company have been categorized as moderately complex, which permits use of the products in both physician offices and
clinical   laboratories   which  meet  certain  quality  control  and  personnel
standards. There can be no assurance that any future products will receive a favorable complexity category. Any failure to receive such favorable complexity category may have a material adverse effect on the Company. In addition, the laboratory at MEDTOX is a CLIA licensed laboratory.

                  c. United States Department of Defense (DOD). With reclassification of the Company's contract with the DOD from UNCLASSIFIED to SECRET, it has been necessary to establish appropriate security procedures and facilities, including designation of a Facility Security Officer who is responsible for overseeing the security system, including conduct of periodic security audits by appropriate defense agencies. Additionally, the Company is now subject to periodic audits of its accounting systems and records by the Defense Audit Agency.

                  d. Drug Enforcement Administration (DEA). The primary business of the Company involves either testing for drugs of abuse or developing test kits for the detection of drugs/drug metabolites in urine. MEDTOX Laboratories is registered with the DEA to conduct chemical analyses with controlled substances. The Company's manufacturing facility in North Carolina is registered by the DEA to manufacture and distribute controlled substances and to conduct research with controlled substances. Maintenance of these registrations requires that the Company comply with applicable DEA regulations. The Company's failure to maintain the required DEA registrations would have a material adverse effect on the Company's ability to develop and produce drug test kits and to provide laboratory testing services thus adversely effecting the Company's business and financial condition.

                  e. Substance Abuse and Mental Health Services Administration (SAMHSA). MEDTOX Laboratories has been certified by SAMHSA since 1988. SAMHSA certifies laboratories meeting strict standards under Subpart C of Mandatory Guidelines for Federal Workplace Drug Testing Programs. Continued certification is accomplished through periodic inspection by SAMHSA to assure compliance with applicable regulations. The Company's failure to maintain SAMHSA certification would limit the potential client base to which laboratory services could be marketed, thus adversely impacting revenues from laboratory operations and producing a material adverse impact on the Company.

                  f. Additional Laboratory Regulations.  MEDTOX Laboratories and
certain of the laboratory personnel are licensed or otherwise regulated by certain federal agencies, states, and localities in which the Company conducts business. Federal, state and local laws and regulations require the Company, among other things, to meet standards governing the qualifications of laboratory owners and personnel, as well as the maintenance of proper records, facilities, equipment, test materials, and quality control programs. In addition, MEDTOX Laboratories is subject to a number of other federal, state, and local requirements which provide for inspection of laboratory facilities and participation in proficiency testing, as well as govern the transportation, packaging, and labeling of specimens tested by either laboratory. The laboratories are also subject to laws and regulations prohibiting the unlawful rebate of fees and limiting the manner in which business may be solicited.

         MEDTOX Laboratories receives and uses small quantities of hazardous chemicals and radioactive materials in its operations and is licensed to handle and dispose of such chemicals and materials. Any business handling or disposing of hazardous and radioactive waste is subject to potential liabilities under certain of these laws.

         7. We Are Dependent on Key Personnel. Although the Company believes it has been successful to date in recruiting and retaining qualified personnel, the growth of the Company is dependent on its ability to continue to attract the services of qualified executive, technical and marketing personnel. The Company currently does not maintain any life insurance policy on any key personnel. There can be no assurance the Company will be able to attract and retain the key personnel it requires.

         8. The Company's Stock Price Could Be Volatile. Factors such as announcement of technological innovations or new commercial products by the Company or its competitors, governmental regulation, patent or proprietary right developments, or public safety and health concerns may have a significant impact on the market price of the Company's securities. In addition, resales of securities by shareholders may add significantly to volatility. Moreover, there has been a history in recent years of significant volatility in the market prices for securities of biotechnology companies.

         9. We Have Engaged in Transactions With Insiders. The Company has in the past engaged in a number of material transactions with its directors and executive officers and may engage in such transactions in the future. All such transactions have been in the past, and will be in the future, approved by a majority of the Company's disinterested directors.

         10. The Company Has Never Paid Dividends. The Company's ability to declare or pay such dividends is restricted by certain covenants in the Wells Fargo Credit Agreement. Therefore, the Company's stock may not be a suitable investment for people seeking dividend income.

         11. We Face Potential Product Liability Claims. Manufacturing and marketing the Company's products entail a risk of product liability claims. On August 13, 1993, the Company procured insurance coverage against the risk of product liability arising out of events after such date, but such insurance does not cover claims made after that date based on events that occurred prior to that date. Consequently, for uncovered claims, the Company could be required to pay any and all costs associated with any product liability claims brought against it, the cost of defense whatever the outcome of the action, and possible settlement or damages if a court rendered a judgment in favor of any plaintiff asserting such a claim against the Company. Damages may include punitive damages, which may substantially exceed actual damages. The obligation to pay such damages could have a material adverse effect on the Company and exceed its ability to pay such damages. The Company is unaware of any product liability claims that are pending against it.

         The MEDTOX laboratory testing services are primarily diagnostic and expose the laboratory to the risk of liability claims. The Company has maintained continuous professional and general liability insurance coverage since 1984. To date the Company has not had any substantial liability and there are no material professional service claims currently pending against the Company.

                  RISKS RELATING TO FORWARD LOOKING STATEMENTS

         Certain statements contained in this prospectus, including, without limitation, statements containing the words "believes," "anticipates," "may," "intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements (or industry results, performance or achievements) expressed or implied by these forward-looking statements to be substantially different from those predicted. The factors that could affect our actual results include the following:

o general economic and business conditions, both nationally and internationally

o        competition

o        changes in business strategy or development plans

o technological, evolving industry standards, or other problems that could delay the sale of our products

o our inability to obtain appropriate licenses from third parties, protect our trade secrets, operate without infringing upon the proprietary rights of others, or prevent others from infringing on our proprietary rights

o our inability to obtain sufficient financing to continue to expand operations

o        changes in demand for products and services by our customers

         Certain of these factors are discussed in more detail elsewhere in this prospectus, including under the caption "Risk Factors." You should also consider carefully the risks described in this prospectus or detailed from time to time in our filings with the Securities and Exchange Commission.

         We do not undertake any obligation to publicly update or revise any forward-looking statements contained in this prospectus or incorporated by reference, whether as a result of new information, future events or otherwise. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                        PROCEEDS FROM THE SALE OF SHARES

         We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. However, we may receive up to $8,115,375 from the exercise of warrants and $896,875 from the exercise of options. Such proceeds, if any, will be used for working capital and other corporate purposes.

         We expect to incur expenses of approximately $18,999 in connection with the registration of the Shares.

                              SELLING SHAREHOLDERS


         Set forth below are the names of the Selling Shareholders, the number of shares of Common Stock of the Company beneficially owned by each of them on the date hereof, the percentage of the outstanding Common Stock owned and the number of shares offered hereby.

                                                                                   Number of        Securities
                                                                   Percent         Shares           Beneficially
                                                                   Common          Registered       Owned After
                                               Securities          Stock           for Sale         Completion of
     Name of Selling Shareholder           Beneficially Owned      Owned (1)       Hereby (2)       the Offering (3)
--------------------------------------- ------------------------- --------------- --------------- ------------------
David B. Johnson Family Foundation      Common Stock     40,000       2.3%                80,000          0
                                        Warrants (4)     40,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
John F. Rooney                          Common Stock      4,000         *                  8,000          0
                                        Warrants          4,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Ellis Family Limited Partnership        Common Stock      7,500         *                 15,000          0
                                        Warrants          7,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Perkins Capital Management, Inc.        Common Stock      4,000         *                  8,000          0
Profit Sharing Plan                     Warrants          4,000
--------------------------------------- ------------------------- --------------- --------------- ------------------

                                                                                   Number of        Securities
                                                                   Percent         Shares           Beneficially
                                                                   Common          Registered       Owned After
                                               Securities          Stock           for Sale         Completion of
     Name of Selling Shareholder           Beneficially Owned      Owned (1)       Hereby (2)       the Offering (3)
--------------------------------------------------------------------------------------------------------------------
Industricorp & Co., Inc FBO Twin        Common Stock     25,000         *                 50,000          0
City Carpenters Pension Plan            Warrants         25,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Pyramid Partners, L.P.                  Common Stock     40,000       2.3%                80,000          0
                                        Warrants         40,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Piper Jaffray as Custodian FBO Harold   Common Stock      5,000         *                 10,000          0
Roitenberg IRA                          Warrants          5,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Sandra J. Hale                          Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
USB Piper Jaffray as Custodian          Common Stock      2,500         *                  5,000          0
FBO Mark Halsten IRA                    Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Marla C. Kennedy                        Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
William R. Kennedy                      Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Margaret Velia Kinney                   Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
E. Robert Kinney                        Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
MB Partnership                          Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
The Miller Family Trust                 Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Strickland Family Limited Partnership   Common Stock      4,000         *                  8,000          0
                                        Warrants          4,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Christopher T. Dahl                     Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Edward E. Strickland                    Common Stock      4,000         *                  8,000          0
                                        Warrants          4,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Richard W. Perkins Trustee FBO          Common Stock      5,000         *                 10,000          0
Richard W. Perkins Trust                Warrants          5,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Pamela L. Brown, Trustee FBO            Common Stock      2,500         *                  5,000          0
Pamela L. Brown Trust                   Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Perkins Foundation                      Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Perkins and Partners Profit Sharing     Common Stock      5,000         *                 10,000          0
Plan & Trust                            Warrants          5,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Dr. Devron Char                         Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Donald M. & Pauline H. Roux JT          Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Piper Jaffray as Custodian FBO          Common Stock      2,500         *                  5,000          0
James H. Lehr SEG/IRA                   Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Rockford, Inc. Pension & Profit         Common Stock      2,500         *                  5,000          0
Sharing Plan & Trust                    Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Daniel W. O'Brien                       Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Elliot A. and Jean E. Cobb Joint        Common Stock      2,500         *                  5,000          0
Account                                 Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------

                                                                                   Number of        Securities
                                                                   Percent         Shares           Beneficially
                                                                   Common          Registered       Owned After
                                               Securities          Stock           for Sale         Completion of
     Name of Selling Shareholder           Beneficially Owned      Owned (1)       Hereby (2)       the Offering (3)
--------------------------------------- ------------------------- --------------- --------------- ------------------
Dorsey & Whitney Retirement Trust FBO   Common Stock      2,500         *                  5,000          0
Thomas O. Moe                           Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
USB Piper Jaffray as Custodian Gary     Common Stock      2,500         *                  5,000          0
B. Davis SEG/IRA                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
USB Piper Jaffray as Custodian FBO      Common Stock      2,000         *                  4,000          0
Daniel S. Perkins IRA                   Warrants          2,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Daniel S. Perkins, Trustee FBO Daniel   Common Stock      3,500         *                  7,000          0
S. Perkins                              Warrants          3,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
USB Piper Jaffray as Custodian FBO      Common Stock      1,500         *                  3,000          0
Patrice M. Perkins IRA                  Warrants          1,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Patrice M. Perkins Trust                Common Stock      3,500         *                  7,000          0
                                        Warrants          3,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
USB Piper Jaffray as Custodian FBO      Common Stock      3,500         *                  7,000          0
James G. Peters, Sr. IRA                Warrants          3,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
USB Piper Jaffray as Custodian FBO      Common Stock      4,500         *                  9,000          0
David H. Potter IRA                     Warrants          4,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Robert G. Allison                       Common Stock     10,000         *                 20,000          0
                                        Warrants         10,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Gary A. Bergren                         Common Stock      3,000         *                  6,000          0
                                        Warrants          3,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Craig L. Campbell                       Common Stock      3,000         *                  6,000          0
                                        Warrants          3,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
USB Piper Jaffray as Custodian FBO      Common Stock     10,000         *                 20,000          0
Bradly A. Erickson IRA                  Warrants         10,000
-------------------------------------- ------------------------- --------------- --------------- ------------------
Dennis D. Gonyea                        Common Stock      5,000         *                 10,000          0
                                        Warrants          5,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Dorothy J. Hoel                         Common Stock      5,000         *                 10,000          0
                                        Warrants          5,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
USB Piper Jaffray as Custodian FBO      Common Stock      2,500         *                  5,000          0
Charles W. Pappas IRA                   Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
USB Piper Jaffray as Custodian FBO      Common Stock     13,200         *                 26,400          0
Richard C. Perkins IRA                  Warrants         13,200
--------------------------------------- ------------------------- --------------- --------------- ------------------
Richard C. Perkins                      Common Stock      5,000         *                 10,000          0
                                        Warrants          5,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
John T. Potter                          Common Stock      3,000         *                  6,000          0
                                        Warrants          3,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Scott E. and Mary T. Strickland         Common Stock      3,000         *                  6,000          0
                                        Warrants          3,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
David M. Westrum, TTEE FBO David M.     Common Stock      3,000         *                  6,000          0
Westrum Revocable Living Trust          Warrants          3,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Shawn P. Weinand                        Common Stock      2,800         *                  5,600          0
                                        Warrants          2,800
--------------------------------------- ------------------------- --------------- --------------- ------------------
Stephen E. Kairies                      Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Jeff Dobbs                              Common Stock      5,000         *                 10,000          0
                                        Warrants          5,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Dan Dryer                               Common Stock      5,000         *                 10,000          0
                                        Warrants          5,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
                                                                                   Number of        Securities
                                                                   Percent         Shares           Beneficially
                                                                   Common          Registered       Owned After
                                               Securities          Stock           for Sale         Completion of
     Name of Selling Shareholder           Beneficially Owned      Owned (1)       Hereby (2)       the Offering (3)
--------------------------------------- ------------------------- --------------- --------------- ------------------
Dr. Paul C. and Nancy S. Seel           Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Luke W. Vidor                           Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
USB Piper Jaffray as Custodian FBO      Common Stock      2,500         *                  5,000          0
James B. Wallace                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
First Bank NE TTEE for John Albers      Common Stock      7,500         *                 15,000          0
                                        Warrants          7,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Kevin McHale                            Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Donald A. Johnson                       Common Stock      5,000         *                 10,000          0
                                        Warrants          5,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
John & Catherine Oglesby Ten Com        Common Stock     23,000         *                 46,000          0
                                        Warrants         23,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Jeffrey E. O'Neil                       Common Stock      2,000         *                  4,000          0
                                        Warrants          2,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
First Trust Assoc. as TTEE              Common Stock      2,500         *                  5,000          0
Jon G. Nelson IRA                       Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Jeff Walker and Susan E. Walker         Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Kenneth G. Benson                       Common Stock      3,000         *                  6,000          0
                                        Warrants          3,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Nicholas Strenglis                      Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
John J. Altmann SR                      Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
John Altmann                            Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
J. Mark Lathers IRA                     Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Kyle Mansfield                          Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Steven J. Bateman                       Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Brian R. & Jennifer Johnson             Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Joseph Hendrickson                      Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
William H. Riviere & Renee Riviere      Common Stock      1,500         *                  3,000          0
                                        Warrants          1,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
First Trust Natl. Assoc. TTEE           Common Stock      2,500         *                  5,000          0
Thomas Tsatsos IRA                      Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Jeffrey D. Rahm & Susan Rahm            Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
David E. Riviere                        Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
Gary Kohler                             Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------

                                                                                   Number of        Securities
                                                                   Percent         Shares           Beneficially
                                                                   Common          Registered       Owned After
                                               Securities          Stock           for Sale         Completion of
     Name of Selling Shareholder           Beneficially Owned      Owned (1)       Hereby (2)       the Offering (3)
--------------------------------------- ------------------------- --------------- --------------- ------------------
Pyramid Trading Ltd. Partnership        Common Stock    140,000       8.0%               280,000          0
                                        Warrants        140,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Paul Forsberg                           Common Stock     30,000         *                 60,000          0
                                        Warrants         30,000
--------------------------------------- ------------------------- --------------- --------------- ------------------
Ann S. Chudnofsky                       Common Stock      2,500         *                  5,000          0
                                        Warrants          2,500
--------------------------------------- ------------------------- --------------- --------------- ------------------
United States Drug Testing              Common Stock      2,500         *                  2,500          0
Laboratories, Inc.
--------------------------------------- ------------------------- --------------- --------------- ------------------
Miller, Johnson & Kuehn, Inc.           Warrants          9,446         *                  9,446          0
--------------------------------------- ------------------------- --------------- --------------- ------------------
Miller, Johnson & Kuehn, Inc.           Warrants          5,000         *                  5,000          0
Investment Pool
--------------------------------------- ------------------------- --------------- --------------- ------------------
Joseph D. Leach                         Warrants         11,550         *                 11,550          0
--------------------------------------- ------------------------- --------------- --------------- ------------------
David B. Johnson                        Warrants         10,877         *                 10,877          0
--------------------------------------- ------------------------- --------------- --------------- ------------------
Paul R. Kuehn                           Warrants         10,877         *                 10,877          0
--------------------------------------- ------------------------- --------------- --------------- ------------------
Stanley D. Rahm                         Warrants          3,625         *                  3,625          0
--------------------------------------- ------------------------- --------------- --------------- ------------------
Eldon C. Miller                         Warrants          3,625         *                  3,625          0
--------------------------------------- ------------------------- --------------- --------------- ------------------
National Medical Review Offices, Inc.   Common Stock     15,152         *                 15,152          0
--------------------------------------- ------------------------- --------------- --------------- ------------------
Richard J. Braun                                     108,568(5)       3.1%        Options 50,000       58,568
--------------------------------------- ------------------------- --------------- --------------- ------------------
Harry McCoy                                          232,677(6)       6.4%        Options 50,000      182,677
--------------------------------------- ------------------------- --------------- --------------- ------------------
Peter Heath                                            3,059(7)         *         Options  2,500          559
--------------------------------------- ------------------------- --------------- --------------- ------------------
Miller Johnson & Kuehn FBO Brian                     12,127 (8)         *         Warrants 1,923        8,281 (8)
Johnson
--------------------------------------- ------------------------- --------------- --------------- ------------------
Dain Rauscher FBO Brian Johnson                      12,127 (8)         *         Warrants 1,923        8,281 (8)
--------------------------------------- ------------------------- --------------- --------------- ------------------
Charles Schwab & Co. FBO James                       13,037 (9)         *         Warrants 5,769        7,268
Lockhart
--------------------------------------- ------------------------- --------------- --------------- ------------------
John Mackay                             Warrants     3,846 (10)         *                  3,846          0
--------------------------------------- ------------------------- --------------- --------------- ------------------
Jean Way Schoonover                     Warrants     7,692 (10)         *                  7,692          0
--------------------------------------- ------------------------- --------------- --------------- ------------------
Sam Powell                                         104,126 (11)       3.0%        Warrants 7,692       96,434
--------------------------------------- ------------------------- --------------- --------------- ------------------
Ms. Linda Stillman                      Warrants    15,385 (12)         *                 15,385          0
--------------------------------------- ------------------------- --------------- --------------- ------------------
*        Less than 1.0%.



(1) Based on 3,504,347 shares of common stock issued and outstanding as of the date of this prospectus.
(2) Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares of common stock offered will be determined from time to time by the selling shareholder in his or her discretion.
(3) Assumes all the shares of common stock are sold pursuant to this prospectus and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this prospectus.
(4)  All warrants have an exercise price of $12.50 unless otherwise noted.
(5) Mr. Braun is our Chief Executive Officer. Includes 50,000 options registered hereunder having an exercise price of $8.75 per share.
(6) Mr. McCoy is our President and Chairman. Includes 50,000 options registered hereunder having an exercise price of $8.75 per share.
(7) Mr. Heath was our Chief Financial Officer until July 1998. Includes 2,500 options registered hereunder having an exercise price of $8.75 per share.
(8) Mr. Johnson is a director of the Company. Mr. Johnson beneficially owns an aggregate of 8,281 shares of common stock and 3,846 warrants having an exercise price of $3.25.
(9) Mr. Lockhart is our Chief Financial Officer. Includes 5,769 warrants registered hereunder having an exercise price of $3.25.
(10) The exercise price of the warrants is $3.25.
(11) Mr. Powell is a director of the Company. Includes 7,692 warrants registered hereunder having an exercise price of $3.25.
(12) The exercise price of the warrants is $3.75.

         The Company has agreed with the Selling Shareholders to file with the Commission, under the Securities Act, a Registration Statement of which this Prospectus forms a part, with respect to the resale of the Shares, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which all of the Shares have been sold, or (ii) the third anniversary of the date on which the Commission declares this Form S-3 effective.

                        HOW THE SHARES MAY BE DISTRIBUTED

         The Selling Shareholders have advised us that they may from time to time sell all or a portion of the Shares offered in one or more transactions on the American Stock Exchange, or on any other exchange on which the Medtox common stock may then be listed, in privately negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Shareholders and any participating broker-dealers may be deemed to be "underwriters" within the meaning of Section 2(4) of the Securities Act of 1933.

         Neither the Selling Shareholders nor we can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders on account of their sales of the Shares from time to time.

         Because Miller Johnson & Kuehn, Inc. is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and the Selling Shareholders may be deemed to be underwriters within the meaning of
Section 2(11) of the Securities Act of 1933, the Selling Shareholders will be subject to prospectus delivery requirements under the Securities Act of 1933. Furthermore, in the event of a "distribution" of securities, the Selling Shareholders, any selling broker-dealer, and any "affiliated purchasers" may be subject to Regulation M under the Securities Exchange Act of 1934, as amended, which prohibits certain activities for the purpose of pegging, fixing or stabilizing the price of securities in connection with an offering.

         Under the securities laws of certain states, the Shares may be sold only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale or an exemption from such requirement is available and is complied with.

         We will pay certain expenses in connection with this offering, estimated to be approximately $18,999 but we will not pay for any underwriting commissions and discounts, if any, or other expenses of the Selling Shareholders except counsel fees not to exceed $3,000. We have agreed to indemnify the Selling Shareholders, their directors, officers, agents and representatives, and any underwriters, against certain liabilities, including certain liabilities under the Securities Act of 1933. The Selling Shareholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

         Certain legal matters associated with the Shares being offered hereby will be passed upon for the Company by Fredrikson & Byron, P.A., Minneapolis, Minnesota.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Medtox Scientific, Inc. for the year ended December 31, 1997, incorporated by reference in Medtox Scientific, Inc.'s Annual Report (Form 10-K), have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



                                TABLE OF CONTENTS

                                                                      Page

        Where You Can Find More Information                              2
        Company Summary                                                  3
        Risk Factors                                                     3
        Risks Relating to Forward Looking Statements                     7
        Proceeds From the Sale of Shares                                 8
        Selling Shareholders                                             8
        How the Shares May Be Distributed                               13
        Legal Matters                                                   14
        Experts                                                         14

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The estimated expenses in connection with this offering are as follows:

  Securities and Exchange Commission Filing Fee                      $3,999
  Legal Fees and Expenses                                            12,000
  Accounting Fees and Expenses                                        2,000
  Miscellaneous                                                       1,000
                                                         ------------------
                  Total Expenses                                    $18,999
                                                         ==================

Item 15.  Indemnification of Directors and Officers.

         Our Certificate of Incorporation and Bylaws include provisions that (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware and (ii) indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16.  List of Exhibits.

         5.1      Opinion of Fredrikson & Byron, P.A. ("F&B")
         23.1     Consent of Deloitte & Touche LLP
         23.2     Consent of Ernst & Young LLP
         23.3 Consent of Fredrikson & Byron, P.A. (included in the opinion of F&B filed as Exhibit 5.1)
         24.1 Power of Attorney (included on page II-4 of this registration statement).

Item 17.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) Include any additional material information with respect to the plan of distribution not previously disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)      The undersigned Registrant further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on August 28, 2000.

                                            MEDTOX Scientific, Inc.

                                            By: /s/ Richard J. Braun
                                                Richard J. Braun
                                                Chief Executive Officer
                                                (Principal Executive Officer)


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Richard J. Braun and James B. Lockhart, and each of them, as his or her true and lawful attorney-in fact and agent, with full power and substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Signatures                              Title                         Date

/s/ Harry G. McCoy             Chairman of the Board            August 28, 2000
Harry G. McCoy                 and President


/s/ Richard J. Braun           Chief Executive Officer          August 28, 2000
Richard J. Braun               & Director

/s/ James B. Lockhart          Vice President of Finance,       August 28, 2000
James B. Lockhart              Chief Financial Officer
                               & Secretary

/s/ Samuel C. Powell, Ph.D.    Director                         August 28, 2000
Samuel C. Powell, Ph.D.

/s/ Miles E. Efron             Director                         August 28, 2000
Miles E. Efron

s/ James W. Hansen             Director                         August 28, 2000
James W. Hansen

s/ Brian Johnson               Director                         August 28, 2000
Brian Johnson

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             MEDTOX SCIENTIFIC, INC.
                            EXHIBIT INDEX TO FORM S-3




Exhibit Number            Description

          5.1             Opinion of Fredrikson & Byron, P.A. ("F&B")

          23.1            Consent of Deloitte & Touche LLP

          23.2            Consent of Ernst & Young LLP

          23.3 Consent of Fredrikson & Byron, P.A. (included in the opinion of F&B filed as Exhibit 5.1)

          24.1 Power of Attorney (included on pages II-4 of this registration statement)